SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                      -----

                                    FORM 8-K

                                 CURRENT REPORT

                               PURSUANT TO SECTION 13 OR 15 (d)

                                OF THE SECURITIES ACT OF 1934

Date of Report (date of earliest event reported)   October 8, 2002
                                                   ---------------


                               NELNET Student Loan Corporation-2
                               ---------------------------------
                    (Exact name of registrant as specified in its charter)



          Nevada                      333-93865                 84-1518863
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(State or other jurisdiction        (Commission              (IRS Employer
 of incorporation)                  File Number)               ID Number)


121 South 13th Street, Suite 401, Lincoln, Nebraska                    68508
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 (Address of principal executive offices)                            (Zip Code)


Registrant's Telephone Number,
Including area code:                                             (402) 458-2301
                                                                 --------------




        (Former name or former address, if changed since last report)



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Item 2.  Acquisition or Disposition of Assets

        On October 8, 2002, NELNET Student Loan Corporation-2 sold to Nelnet Student Loan Funding, LLC a portfolio of student loans having an aggregate outstanding principal balance of approximately $1,152,000,000. Nelnet Student Loan Funding, LLC acquired such student loans at a purchase price equal to 101.72% of the aggregate unpaid principal balance of such student loans plus 100% of the accrued and unpaid interest thereon. Proceeds from the loan sale were deposited in the trust estate that secures repayment of the student loan asset-backed notes NELNET Student Loan Corporation-2 previously issued. NELNET Student Loan Corporation-2 intends to use those proceeds to redeem certain of its auction rate student loan asset-backed notes under the terms of the governing indenture. Nelnet Student Loan Funding, LLC, as sponsor of Nelnet Student Loan Trust 2002-2, sold such student loans to Nelnet Student Loan Trust 2002-2 on the same date.

     NELNET Student Loan Corporation-2 is a wholly owned subsidiary of Nelnet, Inc. and Nelnet, Inc. is a member of Nelnet Student Loan Funding, LLC.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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(a)     Not applicable.

(b)     Not applicable.

(c)     Exhibits:

        10.1 Loan Purchase Agreement, by and between NELNET Student Loan Corporation-2 and Nelnet Student Loan Funding, LLC, dated as of October 8, 2002.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         NELNET STUDENT LOAN CORPORATION-2


                                         By: /s/ Jeffrey R. Noordhoek
                                            -----------------------------------
                                                 Jeffrey R. Noordhoek
                                                 Senior Vice President

Dated:  October 8, 2002

                                  EXHIBIT INDEX


               Exhibit

10.1 Loan Purchase Agreement, by and between NELNET Student Loan Corporation-2 and Nelnet Student Loan Funding, LLC, dated as of October 8, 2002.